EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

We are providing the following unaudited pro forma condensed consolidated financial statements to present a picture of the results of operations and financial position of the combined company after giving effect to our acquisition of API, absent any operational or other changes, had API’s and our businesses been combined for the periods and at the dates indicated. The pro forma condensed consolidated balance sheet as of the period ended March 31, 2007 is presented as if the API acquisition occurred on March 31, 2007. The pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and each of the three months ended March 31, 2007 and March 31, 2006 are presented as if the API acquisition occurred on January 1, 2006. The unaudited pro forma condensed consolidated financial statements were prepared using the purchase method of accounting.

The pro forma adjustments are based upon available information and assumptions that each company’s management believes are reasonable. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the notes accompanying these statements, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. The unaudited pro forma condensed consolidated financial information is not comparable to our historical financial information due to the inclusion of the effects of the API acquisition. The unaudited pro forma condensed consolidated financial statements and the related notes thereto should be read in conjunction with the audited consolidated financial statements of the Company and the financial statements of API for the years ended December 31, 2006, 2005 and 2004, and unaudited condensed financial statements as of March 31, 2007 and 2006, and for the three months then ended, and the related notes thereto and other information in “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We recognized equity compensation costs of approximately $1.2 million related to our acquisition of API in the three months ended March 31, 2007, which resulted in a one-time decrease in net income for those three months.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2007

(in thousands)

	API Historical	Company Historical		Pro Forma Adjustments “Acquisition”			Pro Forma Combined
				(Note 4)
ASSETS
Investments:
Fixed maturities available-for-sale, at fair value	$145,354		$15,114	$			$160,468
Fixed maturities—restricted, at fair value			2,498				2,498
Equities securities, at fair value	6,851		3,824				10,675
Short-term investments	177						177
Other invested assets	1,166				505	(j)	1,671

Total investments	153,548		21,436		505		175,489
Cash and cash equivalents	9,910		4,827		(35	)(g)	14,702
Cash—restricted			6,866				6,866
Accrued investment income	793						793
Management fees and other receivables			2,036		(1,212	)(a)	824
Premium and maintenance fees receivable	14,647						14,647
Other amounts receivable under reinsurance contracts	1,373						1,373
Reinsurance recoverables on paid & unpaid loss and loss adjustment expenses	29,685				(2,735	)(j)	26,950
Prepaid reinsurance premiums	311						311
Deferred policy acquisition costs	2,405						2,405
Notes receivable			999				999
Deferred tax asset	4,807		1,961				6,768
Subrogation recoverables	505				(93	)(j)	412
Goodwill			1,247				1,247
Property and equipment			520				520
Other assets	358		1,714		(965	)(j)	1,107

Total	$218,342		$41,606		$(4,535)		$255,413

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Reserve for losses and loss adjustment expenses	$116,227	$		$			$116,227
Unearned premiums and maintenance fees	36,516						36,516
Reinsurance premiums payable	253						253
Funds held under reinsurance treaties	11,112						11,112
Amounts withheld or retained by the Exchange	1,360						1,360
Refundable subscriber deposits	10,198				(10,198	)(i)
Mandatorily redeemable preferred stock—APSG					9,179	(g)	9,179
Accounts payable			7,302				7,302
Accrued incentive compensation			533				533
Accrued expenses and other liabilities			2,077				2,077
Federal income taxes payable	2,264		498		(35	)(h)	2,727
Other liabilities	3,147		258		(1,212	)(a)	2,295
					102	(h)

Total Liabilities	181,077		10,668		(2,164)		189,581

Minority interests			21				21

Shareholders’ Equity
Common stock—APSG			286		198	(g)	484
Additional paid-in capital—APSG			9,432		34,763	(g)	44,195
Retained earnings—API	38,955				(38,955	)(i)
Retained earnings—APSG			21,016		(193	)(d)	20,756
					(67	)(h)
Accumulated other comprehensive income, net of taxes	(1,690)		183		1,690	(i)	376
					193	(d)

Total Shareholders’ Equity	37,265		30,917		(2,371)		65,811

Total	$218,342		$41,606		$(4,535)		$255,413

Unaudited Pro Forma Condensed Statement of Operations

For the Three Months Ended March 31, 2007

(in thousands, except per share data)

	API Historical	Company Historical	Pro Forma Adjustments “Acquisition”		Pro Forma Combined
			(Note 4)
REVENUES
Premiums and maintenance fees written	$15,466	$—	$—		$15,466
Premiums ceded	(2,407)				(2,407)
Change in unearned premiums & maintenance fees	3,252				3,252

Net Premiums and maintenance fees earned	16,311				16,311
Investment income, net of investment expense	1,791	353	78	(c)	2,119
			(117	)(f)
			14	(d)
Realized capital gains, net	126	(334)			(208)
Financial services		5,216	(306	)(d)	4,910
Other revenue		3,657	(3,718	)(c)	33
			94	(e)

Total revenues	18,228	8,892	(3,955)		23,165

EXPENSES
Losses and loss adjustment expenses	10,934		(1,001	)(c)	11,171
			1,238	(f)
Other underwriting expenses	3,214		1,572	(f)	3,230
			(1,650	)(c)
			94	(e)
Amortization of deferred policy acquisition costs	141				141
General and administrative		4,600 (5)	(989	)(c)	786
			(2,927	)(f)
			102	(h)
Financial services expenses		4,437			4,437

Total expenses	14,289	9,037	(3,561)		19,765

Income from operations	3,938	(145)	(394)		3,400
Federal income tax expense	1,326	(49)	(35	)(h)	1,143
			(99	)(d)
Minority interests		(1)			(1)

Net income (loss)	$2,613	$(95)	$(260)		$2,258

Net Income (Loss) Per Share: (Note 6)
Basic		$(0.03)			$0.47
Diluted		$(0.03)			$0.46
Basic weighted average shares outstanding		2,822	1,983		4,805
Diluted weighted average shares outstanding		2,822	2,106		4,928

Unaudited Pro Forma Condensed Statement of Operations

For the Three Months Ended March 31, 2006

(in thousands, except per share data)

	API Historical	Company Historical	Pro Forma Adjustments “Acquisition”		Pro Forma Combined
			(Note 4)
REVENUES
Premiums and maintenance fees written	$20,115	$—	$—		$20,115
Premiums ceded	(2,777)				(2,777)
Change in unearned premiums & maintenance fees	293				293

Net Premiums and maintenance fees earned	17,631				17,631
Investment income, net of investment expense	1,451	203	87	(c)	1,682
			(67	)(f)
			8	(d)
Realized capital gains, net	102	7			109
Financial services		3,578	(121	)(d)	3,457
Other revenue		3,655	(3,648	)(c)	101
			94	(e)

Total revenues	19,184	7,443	(3,647)		22,980

EXPENSES
Losses and loss adjustment expenses	12,153		(986	)(c)	11,925
			758	(f)
Other underwriting expenses	3,206		997	(f)	2,472
			(1,298	)(c)
			94	(e)
			(527	)(b)
Amortization of deferred policy acquisition costs	(38)				(38)
General and administrative		3,272	(1,277	)(c)	275
			(1,822	)(f)
			102	(h)
Financial services expenses		3,285			3,285

Total expenses	15,321	6,557	(3,959)		17,919

Income from operations	3,863	886	312		5,061
Federal income tax expense	1,445	323	(35	)(h)	1,516
			(38	)(d)
			(179	)(b)
Minority interests		1			1

Net income	$2,418	$562	$564		$3,544

Net Income per Share: (Note 6)
Basic		$0.20			$0.75
Diluted		$0.19			$0.72
Basic weighted average shares outstanding		2,762	1,983		4,745
Diluted weighted average shares outstanding		2,909	1,983		4,892

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2006

(in thousands, except per share data)

	API Historical	Company Historical	Pro Forma Adjustments “Acquisition”		Pro Forma Combined
			(Note 4)
REVENUES
Premiums and maintenance fees written	$74,833	$—	$—		$74,833
Premiums ceded	(4,709)				(4,709)
Change in unearned premiums & maintenance fees	735				735

Net Premiums and maintenance fees earned	70,859				70,859
Investment income, net of investment expense	6,466	945	236	(c)	7,635
			(158	)(f)
			146	(d)
Realized capital gains, net	6	269			275
Financial services		16,805	(755	)(d)	16,050
Other revenue		15,555	(15,610	)(c)	320
			375	(e)

Total revenues	77,331	33,574	(15,766)		95,139

EXPENSES
Losses and loss adjustment expenses	38,970		(4,278	)(c)	37,568
			2,876	(f)
Other underwriting expenses	12,971		4,337	(f)	11,233
			(6,450	)(c)
			375	(e)
Amortization of deferred policy acquisition costs	(39)				(39)
General and administrative	1,281	13,390	(4,646	)(c)	3,062
			(7,371	)(f)
			408	(h)
Financial services expenses		15,145			15,145

Total expenses	53,183	28,535	(14,749)		66,969

Income from operations	24,148	5,039	(1,017)		28,170
Federal income tax expense	8,397	1,839	(139	)(h)	9,890
			(207	)(d)
Minority interests		6			6

Net income	$15,751	$3,194	($671)		$18,274

Net Income per Share: (Note 6)
Basic		$1.15			$3.84
Diluted		$1.09			$3.72
Basic weighted average shares outstanding		2,774	1,983		4,757
Diluted weighted average shares outstanding		2,933	1,983		4,916

Notes to Unaudited Pro Forma Condensed

Consolidated Financial Statements

1. Basis of Presentation

The accompanying unaudited pro forma balance sheet and statements of operations present the pro forma effects of our acquisition of API through the issuance of common and preferred shares of our stock. The balance sheet is presented as though the acquisition occurred on March 31, 2007. The statements of operations for the three months ended March 31, 2007 and March 31, 2006 and the year ended December 31, 2006, are presented as though the acquisition occurred on January 1, 2006.

2. Method of Accounting for the Acquisition

We accounted for the acquisition using the purchase method of accounting for business combinations. We were deemed to be the acquirer for accounting purposes based on a number of factors determined in accordance with GAAP. The purchase method of accounting requires that API’s assets acquired and liabilities assumed by us be recorded at their estimated fair values.

3. Adjustments to Historical Financial Statements for Comparability

API, in conformity with GAAP as applied to insurance companies, prepares its balance sheet without classification as to the short- and long-term nature of its assets and liabilities. Following the acquisition, we are primarily an insurance company and, accordingly, we have reclassified our balance sheet and statements of operations in the unaudited pro forma financial information to conform to GAAP as applied to insurance companies.

4. Pro Forma Adjustments Related to the Acquisition

Pursuant to our acquisition of API, API became a wholly owned subsidiary of the Company.

At the effective time of the acquisition, April 1, 2007, each share of common stock of API was converted into, and exchanged for, the right to receive the number of shares of our common stock based upon an exchange ratio equal to a purchase price of $39 million minus the $9,179,000 agreed-upon present value of the payments authorized by the Texas Department of Insurance that must be made by us to comply with the mandatory redemption features of the API Series A redeemable preferred stock in exchange for the API refundable deposit certificates, divided by $17.28, divided by the 10,000,000 shares of API common stock. The $17.28 price was the average closing price of our common shares for the twenty trading days immediately preceding the closing. According to the terms of the merger agreement for the acquisition, the value of our common stock issued in the acquisition was subject to adjustment upwards or downwards by up to 15% based on the closing price of our common shares for the twenty trading days immediately preceding the effective date of the acquisition.

Each share of Series A redeemable preferred stock of API was converted into the right to receive one share of our Series A redeemable preferred stock. The shares of our common stock and Series A redeemable preferred stock issued in the acquisition are subject to a 180-day lock-up period in which the holders of such shares are prohibited from transferring their shares. This lock-up period expires on September 28, 2007.

The purchase accounting and pro forma adjustments related to unaudited pro forma balance sheet and statements of operations as a result of the acquisition are as follows:

(a)	Eliminates intercompany receivables and payables between the Company and API as of March 31, 2007.

(b)

For the period ended March 31, 2006, API had recorded the pro rata portion of the annual profit sharing component of the management fee expense. In 2006 we did not recognize any of the profit sharing component of the management fee revenue until December. Consequently, to make the historical statements consistent and comparable to each other, $527,000 of other underwriting expense related to the profit-sharing component of management fees has been eliminated and federal income tax expense has been adjusted accordingly ($179,000) for the three months ended March 31, 2006. For the three months ended March 31, 2007, both API and the Company recognized a corresponding expense and revenue for the profit sharing component of the management fee and this elimination is reflected with item (c) below.

(c)

Records the elimination of the revenue component of management fee and sub-producer commissions by the Company, the management fee expense by API and the sub-producer expenses by the Company for the three months ended March 31, 2007, the three months ended March 31, 2006 and the year ended December 31, 2006.

(d)

Records the elimination of intercompany revenue by APS Investment Services for investment trading fees for managing API’s fixed income investment portfolio and records related other comprehensive income at API, change in amortization of bond premium and tax expense. The net effect on retained earnings is $193,000 and $75,000 for the three months ended March 31, 2007 and March 31, 2006, respectively. The net effect on retained earnings was $402,000 for the twelve months ended December 31, 2006.

(e)

Records commissions expense incurred by API that is currently reimbursed by the Company. There is no reimbursement following the acquisition. The reimbursement was eliminated in our financial statements.

(f)	Reclassifies the salaries, marketing, professional fees and general administrative expenses of the attorney-in-fact supporting the functional areas of claims, underwriting and investments.

(g)

Records our common stock, preferred stock and cash issued for API common stock and API preferred stock as part of the acquisition. Described below is the calculation of common stock as defined in the merger agreement for the acquisition and the basis of recording our mandatorily redeemable preferred stock issued in the acquisition.

The common stock component of the acquisition consideration, as follows:

Agreed price for our common and preferred stock:	$39,000,000
Less: value of the Series A redeemable preferred shares:	(9,179,000)

Agreed value of our common stock:	$29,821,000

The merger agreement specified that the price per share of our common stock was the average of the closing price of the stock over the 20 days including and preceding April 1, 2007, which was $17.28. The agreement also specified certain adjustments made to the value of common stock issued based on average closing prices of our common stock prior to the acquisition. Pursuant to the terms of the merger agreement and based on the 20-day average trading price of our common stock prior to the acquisition’s effective date, the value of common stock issued was increased by 15%.

$29,821,000 x 115%	= 1,985,000 shares
$17.28

Fractional shares totaling approximately 2,000 shares were purchased for cash of $35,000, reducing shares issued to 1,983,000.

The fair value of the 1,983,000 shares of common stock issued in the transaction was $34,961,000 based on the $17.635 average closing price in the two trading days preceding and following the April 1, 2007 closing date.

Capital stock at $0.10 par value:	$198,000
Additional paid in capital:	34,763,000

Value of our common stock	$34,961,000

The value of our Series A redeemable preferred stock is defined in the merger agreement as the value of the API Series A redeemable preferred stock, the value of which is based on the balance of API’s refundable surplus at the closing.

We issued Series A redeemable preferred stock in exchange for API redeemable preferred stock as part of the consideration in our acquisition of API. API Series A redeemable preferred stock was created when holders of API refundable deposit certificates exchanged those certificates for the Series A redeemable preferred stock. Pursuant to Financial Accounting Standards Board (“FASB”) Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“FASB No. 150”), an issuer is required to classify an instrument as a liability if it is issued in the form of shares that are mandatorily redeemable if it embodies an unconditional obligation that requires the issuer to redeem the shares by transferring the entity’s assets at a specified or determinable date(s) or upon an event that is certain to occur. The preferred stock’s mandatory cash redemption feature coupled with a fixed redemption date and fixed amount requires that it be classified as debt, rather than equity. Terms of the merger agreement call for the stock to be redeemed over ten years with a 3% per annum dividend rate. The Texas Department of Insurance’s approval of the acquisition was conditioned upon us maintaining certain funds in escrow. We have placed $2.5 million in an escrow account with a bank to remain until the aggregate remaining redemption obligation on our outstanding Series A redeemable preferred stock is less than the amount of the escrow balance, with no withdrawals to be made from this escrow account without prior approval from the Texas Department of Insurance. Pursuant to FASB No. 150, the redeemable preferred stock will be recorded at fair market value calculated at its present value based on our rate of return on investment assets, 5.35%, which is $9,179,000.

(h)	Records the 3% per annum dividend on our Series A redeemable preferred stock and the imputed interest from recording the liability at fair value.

(i)	Eliminates the equity of API in consolidation, including the refundable surplus deposits, which are classified as debt.

(j)

In June 2001, FASB issued Statement No. 141, Business Combinations (“FASB No. 141”) and Statement No. 142, Goodwill and Other Intangible Assets . In accordance with these pronouncements, when there is an excess of fair value of acquired net assets over their cost, the excess shall be allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the non-current assets, except financial assets, assets to be disposed of by sale, deferred tax assets and prepaid assets relating to pension or other post-retirement benefits.

The excess of fair value of acquired net assets over cost is as follows:

Acquisition consideration
Common stock:	$34,961,000
Preferred stock:	9,179,000
Cash:	35,000
Transaction costs	965,000

Total purchase price	45,140,000

API stated equity	37,265,000
Add: Adjustment of assets to fair value	505,000
Debt to be replaced by our Series A redeemable preferred stock	10,198,000

Net assets acquired at fair value	$47,968,000

Excess of fair value of acquired net assets over cost	$2,828,000

The allocation of excess fair value over costs to acquired API assets is as follows:

Asset classification	Total	Long-term Portion	%	Adjustment
Reinsurance recoverables	$29,685	$14,697	96.7%	$(2,735)
Subrogation recoverables	505	505	3.3%	(93)

	$30,190	$15,202	100%	$(2,828)

The adjustment of assets to fair value shown above represents the adjustment to present value of a receivable with an interest rate in excess of current market interest rates. The carrying value of all other assets and liabilities was reviewed and determined to be an accurate representation of fair value. API has no fixed assets, a common area for adjustments. Its largest asset, its investment portfolio, is adjusted to market value in its GAAP financial statements, and its other assets and liabilities are of short duration and will be realized/paid at their carrying value. We also reviewed API for intangible assets that could result from the acquisition. We reviewed trademarks and trade names and determined that they would not carry over to the new entity. We considered customer lists and determined that there was no information that was not readily available from the Texas Board of Medical Examiners. We examined customer relationships and, while we consider them good, we do not believe they provide an advantage over our two larger competitors in this highly-competitive environment. No other intangibles, as defined in FASB No. 141, were determined to be applicable. This transaction was finalized in April 2007. The purchase price allocation is preliminary and may be adjusted based on the company’s final assessment of information related to the estimated fair value of assets obtained and consideration given.

5. At a meeting of the board of directors on March 23, 2007, following shareholder approval of the acquisition on March 22, 2007, in connection with the establishment of API’s Advisory Board, we issued options to purchase 148,000 shares of our common stock to the directors of API, which includes options granted to two of our new directors, Dr. Knight and Dr. Peche. At this meeting, we also issued equity awards to certain employees who were instrumental in accomplishing the acquisition. The total expense of these equity awards was approximately $1.2 million and is included in our historical financial statements at March 31, 2007.

6. Common Shares Outstanding

Pro forma net income per share for each of the three months ended March 31, 2007 and 2006 and the year ended December 31, 2006 have been calculated based on the weighted average number of shares outstanding as follows:

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006	Year Ended December 31, 2006
	(in thousands)
Basic:
Weighted average common shares outstanding	2,822	2,762	2,774
Shares issued in the acquisition transaction	1,983	1,983	1,983

Pro forma weighted average shares outstanding	4,805	4,745	4,757

Diluted:
Weighted average common shares outstanding	2,822	2,909	2,933
Shares issued in the acquisition transaction	2,106	1,983	1,983

Pro forma weighted average shares outstanding	4,928	4,892	4,916

Included in the pro forma diluted weighted average shares outstanding for the three month ended March 31, 2007 is the effect of 123 potential common shares, the impact of which was considered to be anti-dilutive on a historical basis.

7. Book Value per Share

Had the acquisition taken place at March 31, 2007 pro forma book value per share would be as follows:

	API Historical Pre-Acquisition March 31, 2007	Company Historical March 31, 2007	Pro Forma Adjustments Acquisition	Pro Forma Combined March 31, 2007
			(Note 4)
Common shares issued and outstanding	—	2,859	1,983	4,842
Total Shareholders’ Equity	$37,265	$30,917	$(2,371)	$65,811
Book Value per Share		$10.81		$13.59